UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2017

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-51734 (Commission File Number)	35-1811116 (IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 31, 2017, Calumet GP, LLC, the general partner (the “General Partner”) of Calumet Specialty Products Partners, L.P. (the “Partnership”), entered into Amendment No. 3 to the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of January 31, 2006, as amended by Amendment No. 1 and Amendment No. 2 to First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of July 5, 2006 and April 15, 2008, respectively, effective as of December 31, 2017 (the “Amendment”), to make certain revisions in response to changes to the Internal Revenue Code enacted by the Bipartisan Budget Act of 2015 (the “BBA”), which are designed to facilitate the General Partner’s obligations as the “Partnership Representative” under the BBA.
The summary of the Amendment in this Current Report does not purport to be complete and is qualified by reference to the full text of the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
Exhibit 3.1	Amendment No. 3 to First Amended and Restated Agreement of Limited Partnership of Calumet Specialty Products Partners, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC, its General Partner

January 4, 2018	By:	/s/ D. West Griffin
Name: D. West Griffin
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 3.1	Amendment No. 3 to First Amended and Restated Agreement of Limited Partnership of Calumet Specialty Products Partners, L.P.